Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Solid Second Quarter Earnings Growth

Improved Base Yields and E-Commerce Growth Drive Results

MEMPHIS, Tenn., December 16, 2015... FedEx Corp. (NYSE: FDX) today reported adjusted earnings of $2.58 per diluted share for the second quarter ended November 30, compared to adjusted earnings of $2.16 per diluted share a year ago. Without adjustments, FedEx reported earnings of $2.44 for the second quarter compared to $2.31 per diluted share last year.

This year’s quarterly consolidated earnings have been adjusted for expenses related to the settlement of certain independent contractor litigation matters involving FedEx Ground ($0.09 per diluted share) and the pending acquisition of TNT Express ($0.04 per diluted share).

“FedEx Corp. posted solid earnings despite continued weakness in industrial production and global trade, and we are making impressive progress toward our goals to increase margins, earnings per share, cash flows, and returns on invested capital,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “A record number of holiday shipments – fueled by the steady rise of e-commerce – are flowing through the FedEx global networks, and we greatly appreciate the dedication of our 340,000 team members around the world who are delivering outstanding service to our customers.”

Second Quarter Results

FedEx Corp. reported the following consolidated results for the second quarter:

	Fiscal 2016		Fiscal 2015
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$12.5 billion	$12.5 billion	$11.9 billion	$11.9 billion
Operating income	$1.20 billion	$1.14 billion	$1.02 billion	$1.09 billion
Operating margin	9.6%	9.1%	8.6%	9.1%
Net income	$729 million	$691 million	$622 million	$663 million
Diluted EPS	$2.58	$2.44	$2.16	$2.31

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Operating results rose year-over-year primarily due to higher base rates and the continued positive impacts from profit improvement initiatives. These benefits were partially offset by lower-than-anticipated volume at FedEx Freight and the modest negative net impact of fuel. The effective tax rate for the quarter was lowered to 34.5% due primarily to the resolution of a state tax matter.

During the quarter, the company acquired 6.0 million shares of FedEx common stock.

Outlook

FedEx reaffirms its adjusted fiscal 2016 earnings outlook of $10.40 to $10.90 per diluted share before year-end mark-to-market pension accounting adjustments (“MTM adjustments”). The outlook assumes moderate economic growth and excludes the independent contractor legal settlements and any TNT-related costs or operating results. The effective tax rate for the full year is expected to be approximately 36% excluding any MTM adjustments and the impact of the TNT transaction. The capital spending forecast for the fiscal year remains $4.6 billion.

“We expect our solid earnings growth to continue in the second half of our fiscal year despite weakness in industrial production,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our improved financial results are being driven by better revenue quality, e-commerce growth and the successful ongoing execution of our profit improvement initiatives.”

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

•	Revenue of $6.59 billion, down 6% from last year’s $7.02 billion

•	Operating income of $622 million, up 26% from $492 million a year ago

•	Operating margin of 9.4%, up from 7.0% the previous year

Revenue decreased 6%, as lower fuel surcharges and unfavorable currency exchange rates more than offset base yield growth. U.S. domestic package volume increased 1%, driven by growth in overnight package. U.S. domestic revenue per package decreased 2% due to lower fuel surcharges, partially offset by higher base rates. FedEx International Economy® volume grew 3%, while FedEx International Priority® volume decreased 5%. International export revenue per package decreased 9% as lower fuel surcharges and unfavorable currency exchange rates more than offset higher base rates.

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Operating expenses decreased 9%, primarily driven by lower fuel prices and currency exchange rates. Base expenses, excluding the impacts of fuel price and exchange rate changes, continued to be constrained by profit improvement program initiatives.

Operating results improved due to higher base pricing and the benefits from profit improvement program initiatives. Fuel and currency exchange rate changes had a minimal combined net impact on the quarter, as the favorable net impact of currency exchange rate changes was partially offset by the slightly negative net impact of fuel.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

•	Revenue of $4.05 billion, up 32% from last year’s $3.06 billion

•	Operating income of $526 million, up 13% from $465 million a year ago

•	Operating margin of 13.0%, down from 15.2% the previous year

Revenue increased due to the inclusion of GENCO results, higher ground volume and base rates, and the recording of FedEx SmartPost revenues on a gross basis versus the previous net treatment. FedEx Ground average daily volume grew 9% in the second quarter, primarily driven by growth in e-commerce. FedEx Ground revenue per package increased 10% due to the recording of FedEx SmartPost revenues on a gross basis, and higher base rates, which include additional dimensional weight charges. These were partially offset by lower fuel surcharges.

Operating income improved primarily due to higher base rates and volume. Operating margin decreased primarily due to the change in FedEx SmartPost revenue reporting and the inclusion of GENCO results, which collectively reduced the operating margin year-over-year by 2.1 percentage points.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

•	Revenue of $1.55 billion, down 2% from last year’s $1.59 billion

•	Operating income of $101 million, down 10% from $112 million a year ago

•	Operating margin of 6.5%, down from 7.1% the previous year

Revenue declined 2%, as lower fuel surcharges more than offset base rate and volume growth. Less-than-truckload (LTL) average daily shipments increased 1%, while weight per shipment decreased 1%. LTL revenue per shipment declined 3% due to lower fuel surcharges, partially offset by higher base rates.

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Operating results declined primarily due to salaries and employee benefits expense significantly outpacing lower-than-anticipated volume.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $49 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its 340,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2016 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EST on December 16, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to execute on our profit improvement

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programs, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF FEDEX CORPORATION’S NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational or non-recurring in nature. Excluding from second quarter fiscal 2016 results TNT Express-related expenses and legal settlement costs, and from second quarter fiscal 2015 results the credit associated with the segment reporting change, will assist investors in understanding and allow for more accurate comparisons of the company’s core operating performance. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. The inability to predict the amount of any future year-end mark-to-market pension accounting adjustments and the amount and timing of any operating results and integration planning and acquisition-related costs with respect to TNT Express makes a reconciliation of the forecasts for adjusted earnings per diluted share and the effective tax rate for the full year impracticable.

Second Quarter Fiscal 2016

Dollars in millions, except EPS

	Operating		Net	Diluted Earnings
	Income[1]	Margin[1]	Income[1]	Per Share[1]
Non-GAAP measure	$1,196	9.6%	$729	$2.58
Legal settlements	(41)	(0.3%)	(25)	(0.09)
TNT Express expenses	(17)	(0.1%)	(12)	(0.04)

GAAP measure	$1,137	9.1%	$691	$2.44

Second Quarter Fiscal 2015

Dollars in millions, except EPS

	Operating		Net	Diluted Earnings
	Income	Margin[1]	Income[1]	Per Share
Non-GAAP measure	$1,022	8.6%	$622	$2.16
Segment reporting change[2]	66	0.6%	42	0.15

GAAP measure	$1,088	9.1%	$663	$2.31

Notes

1	–	Does not sum to total due to rounding.
2	–	Represents the credit at Corporate resulting from the change in recognizing expected return on plan assets for our defined benefit pension and post-retirement healthcare plans at the segment level, as discussed further in our fiscal 2015 Annual Report on Form 10-K.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2016

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2015	2014	%	2015	2014	%
Revenue:
FedEx Express segment	$6,588	$7,024	(6%)	$13,179	$13,886	(5%)
FedEx Ground segment	4,050	3,063	32%	7,880	6,023	31%
FedEx Freight segment	1,547	1,585	(2%)	3,148	3,194	(1%)
FedEx Services segment	403	394	2%	793	768	3%
Eliminations and other	(135)	(127)	6%	(268)	(248)	8%

Total Revenue	12,453	11,939	4%	24,732	23,623	5%

Operating Expenses:
Salaries and employee benefits	4,570	4,229	8%	9,095	8,343	9%
Purchased transportation	2,538	2,185	16%	4,882	4,239	15%
Rentals and landing fees	682	663	3%	1,377	1,323	4%
Depreciation and amortization	653	651	—	1,301	1,302	—
Fuel	615	1,052	(42%)	1,327	2,172	(39%)
Maintenance and repairs	529	543	(3%)	1,077	1,099	(2%)
Other	1,729	1,528	13%	3,392	2,995	13%

Total Operating Expenses	11,316	10,851	4%	22,451	21,473	5%

Operating Income:
FedEx Express segment	622	492	26%	1,167	869	34%
FedEx Ground segment	526	465	13%	1,063	1,010	5%
FedEx Freight segment	101	112	(10%)	233	280	(17%)
Eliminations, corporate and other	(112)	19	NM	(182)	(9)	NM

Total Operating Income	1,137	1,088	5%	2,281	2,150	6%

Other Income (Expense):
Interest, net	(74)	(47)	57%	(137)	(95)	44%
Other, net	(8)	5	NM	(5)	3	NM

Total Other Expense	(82)	(42)	95%	(142)	(92)	54%
Pretax Income	1,055	1,046	1%	2,139	2,058	4%
Provision for Income Taxes	364	383	(5%)	756	742	2%

Net Income	$691	$663	4%	$1,383	$1,316	5%

Diluted Earnings Per Share	$2.44	$2.31	6%	$4.86	$4.57	6%

Weighted Average Common and Common Equivalent Shares	283	287	(1%)	284	288	(1%)
Capital Expenditures	$1,353	$1,170	16%	$2,562	$1,890	36%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2016

(In millions)

	Nov. 30, 2015
ASSETS	(Unaudited)	May 31, 2015
Current Assets
Cash and cash equivalents	$3,647	$3,763
Receivables, less allowances	5,865	5,719
Spare parts, supplies and fuel, less allowances	493	498
Deferred income taxes	687	606
Prepaid expenses and other	460	355

Total current assets	11,152	10,941

Property and Equipment, at Cost	45,242	42,864
Less accumulated depreciation and amortization	22,964	21,989

Net property and equipment	22,278	20,875

Other Long-Term Assets
Goodwill	3,806	3,810
Other assets	1,135	1,443

Total other long-term assets	4,941	5,253

	$38,371	$37,069

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$14	$19
Accrued salaries and employee benefits	1,510	1,436
Accounts payable	2,129	2,066
Accrued expenses	2,298	2,436

Total current liabilities	5,951	5,957

Long-Term Debt, Less Current Portion	8,481	7,249

Other Long-Term Liabilities
Deferred income taxes	1,759	1,747
Pension, postretirement healthcare and other benefit obligations	4,702	4,893
Self-insurance accruals	1,265	1,120
Deferred lease obligations	840	711
Deferred gains, principally related to aircraft transactions	167	181
Other liabilities	216	218

Total other long-term liabilities	8,949	8,870

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,839	2,786
Retained earnings	18,048	16,900
Accumulated other comprehensive income	(41)	172
Treasury stock, at cost	(5,888)	(4,897)

Total common stockholders’ investment	14,990	14,993

	$38,371	$37,069

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2016

(In millions)

(Unaudited)

	Six Months Ended November 30
	2015	2014
Operating Activities:
Net income	$1,383	$1,316
Noncash charges:
Depreciation and amortization	1,301	1,302
Other, net	95	120
Changes in operating assets and liabilities, net	(325)	(587)

Net cash provided by operating activities	2,454	2,151

Investing Activities:
Capital expenditures	(2,562)	(1,890)
Proceeds from asset dispositions and other	12	7

Net cash used in investing activities	(2,550)	(1,883)

Financing Activities:
Principal payments on debt	(17)	(1)
Proceeds from debt issuances	1,238	—
Proceeds from stock issuances	62	189
Excess tax benefit on the exercise of stock options	8	23
Dividends paid	(141)	(114)
Purchase of treasury stock	(1,101)	(947)
Other, net	(16)	—

Net cash provided by (used in) financing activities	33	(850)

Effect of exchange rate changes on cash	(53)	(60)

Net decrease in cash and cash equivalents	(116)	(642)
Cash and cash equivalents at beginning of period	3,763	2,908

Cash and cash equivalents at end of period	$3,647	$2,266

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30				Six Months Ended November 30
	2015	2014	%		2015	2014	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,682	$1,705	(1%)		$3,340	$3,387	(1%)
U.S. Overnight Envelope	397	400	(1%)		819	815	—

Total U.S. Overnight	2,079	2,105	(1%)		4,159	4,202	(1%)
U.S. Deferred	826	834	(1%)		1,642	1,629	1%

Total U.S. Package Revenue	2,905	2,939	(1%)		5,801	5,831	(1%)

International Priority	1,433	1,649	(13%)		2,897	3,279	(12%)
International Economy	568	598	(5%)		1,142	1,169	(2%)

Total International Export Package	2,001	2,247	(11%)		4,039	4,448	(9%)
International Domestic[1]	336	383	(12%)		663	754	(12%)

Total Package Revenue	5,242	5,569	(6%)		10,503	11,033	(5%)

Freight Revenue:
U.S.	578	586	(1%)		1,151	1,165	(1%)
International Priority	354	412	(14%)		704	807	(13%)
International Airfreight	32	42	(24%)		68	88	(23%)

Total Freight Revenue	964	1,040	(7%)		1,923	2,060	(7%)
Other Revenue[2]	382	415	(8%)		753	793	(5%)

Total Express Revenue	$6,588	$7,024	(6%)		$13,179	$13,886	(5%)

Operating Expenses:
Salaries and employee benefits	2,513	2,524	—		5,036	5,002	1%
Purchased transportation	616	681	(10%)		1,217	1,328	(8%)
Rentals and landing fees	399	422	(5%)		809	848	(5%)
Depreciation and amortization	349	368	(5%)		696	742	(6%)
Fuel	517	906	(43%)		1,124	1,876	(40%)
Maintenance and repairs	330	357	(8%)		675	736	(8%)
Intercompany charges	462	452	2%		907	900	1%
Other	780	822	(5%)		1,548	1,585	(2%)

Total Operating Expenses	5,966	6,532	(9%)		12,012	13,017	(8%)

Operating Income	$622	$492	26%		$1,167	$869	34%

Operating Margin	9.4%	7.0%	2.4	pts	8.9%	6.3%	2.6	pts

1	-	International Domestic revenues represent international intra-country express operations.
2	-	Includes FedEx Trade Networks, FedEx SupplyChain Systems and Bongo.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2016

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2015	2014	%	2015	2014	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,290	1,259	2%	1,250	1,235	1%
U.S. Overnight Envelope	531	521	2%	536	524	2%

Total U.S. Overnight Package	1,821	1,780	2%	1,786	1,759	2%
U.S. Deferred	900	915	(2%)	882	880	—

Total U.S. Domestic Package	2,721	2,695	1%	2,668	2,639	1%

International Priority	402	424	(5%)	396	417	(5%)
International Economy	186	180	3%	181	175	3%

Total International Export Package	588	604	(3%)	577	592	(3%)
International Domestic[2]	954	917	4%	903	866	4%

Total Average Daily Packages	4,263	4,216	1%	4,148	4,097	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$20.70	$21.50	(4%)	$20.89	$21.59	(3%)
U.S. Overnight Envelope	11.87	12.15	(2%)	11.93	12.24	(3%)

U.S. Overnight Composite	18.13	18.76	(3%)	18.20	18.81	(3%)
U.S. Deferred	14.55	14.48	—	14.54	14.58	—

U.S. Domestic Composite	16.94	17.31	(2%)	16.99	17.40	(2%)

International Priority	56.52	61.64	(8%)	57.19	61.92	(8%)
International Economy	48.53	52.88	(8%)	49.35	52.75	(6%)

Total International Export Composite	54.00	59.04	(9%)	54.73	59.21	(8%)
International Domestic[2]	5.59	6.63	(16%)	5.73	6.85	(16%)

Composite Package Yield	$19.52	$20.97	(7%)	$19.78	$21.21	(7%)

FREIGHT STATISTICS

Average Daily Freight Pounds (000s):
U.S.	8,213	8,039	2%	7,738	7,676	1%
International Priority	2,605	2,983	(13%)	2,547	2,887	(12%)
International Airfreight	678	630	8%	643	650	(1%)

Total Avg Daily Freight Pounds	11,496	11,652	(1%)	10,928	11,213	(3%)

Revenue Per Freight Pound:
U.S.	$1.12	$1.16	(3%)	$1.16	$1.20	(3%)
International Priority	2.16	2.19	(1%)	2.16	2.20	(2%)
International Airfreight	0.75	1.07	(30%)	0.83	1.07	(22%)

Composite Freight Yield	$1.33	$1.42	(6%)	$1.37	$1.45	(6%)

Operating Weekdays	63	63	—	128	127	1%

1	-	Package and freight statistics include only the operations of FedEx Express.
2	-	International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30				Six Months Ended November 30
	2015[2]	2014	%		2015[2]	2014	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground[1]	$3,677	$3,063	20%		$7,137	$6,023	18%
GENCO	373	—	NM		743	—	NM

Total Revenues	4,050	3,063	32%		7,880	6,023	31%

Operating Expenses:
Salaries and employee benefits	696	485	44%		1,349	933	45%
Purchased transportation[1]	1,712	1,263	36%		3,239	2,417	34%
Rentals	155	115	35%		300	223	35%
Depreciation and amortization	146	126	16%		292	245	19%
Fuel	2	3	(33%)		5	6	(17%)
Maintenance and repairs	69	57	21%		138	113	22%
Intercompany charges	301	278	8%		598	553	8%
Other	443	271	63%		896	523	71%

Total Operating Expenses	3,524	2,598	36%		6,817	5,013	36%

Operating Income	$526	$465	13%		$1,063	$1,010	5%

Operating Margin	13.0%	15.2%	(2.2	pts)	13.5%	16.8%	(3.3	pts)

OPERATING STATISTICS[3]
Operating Weekdays	63	63	—		128	127	1%
Average Daily Package Volume (000s)	7,623	6,967	9%		7,163	6,709	7%
Yield (Revenue Per Package)[1]	$7.64	$6.96	10%		$7.77	$7.05	10%

1	-	Effective June 1, 2015, FedEx Ground began recording FedEx SmartPost service revenues on a gross basis (including postal fees). Postal fees, which previously were netted against revenue, are now charged to purchased transportation.
2	-	The financial results of GENCO are included in the current year.
3	-	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost). FedEx SmartPost was merged into FedEx Ground on August 31, 2015.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2015	2014	%		2015	2014	%
FINANCIAL HIGHLIGHTS
Revenue	$1,547	$1,585	(2%)		$3,148	$3,194	(1%)

Operating Expenses:
Salaries and employee benefits	731	686	7%		1,452	1,342	8%
Purchased transportation	246	273	(10%)		497	557	(11%)
Rentals	33	31	6%		76	63	21%
Depreciation and amortization	61	58	5%		120	116	3%
Fuel	95	143	(34%)		197	290	(32%)
Maintenance and repairs	53	53	—		106	99	7%
Intercompany charges	112	111	1%		225	221	2%
Other	115	118	(3%)		242	226	7%

Total Operating Expenses	1,446	1,473	(2%)		2,915	2,914	—

Operating Income	$101	$112	(10%)		$233	$280	(17%)

Operating Margin	6.5%	7.1%	(0.6	pts)	7.4%	8.8%	(1.4	pts)

OPERATING STATISTICS
LTL Operating Weekdays	62	62	—		127	126	1%
Average Daily LTL Shipments (000s)
Priority	68.9	70.1	(2%)		67.7	69.5	(3%)
Economy	31.4	29.3	7%		31.0	29.3	6%

Total Average Daily LTL Shipments	100.3	99.4	1%		98.7	98.8	—
Weight Per LTL Shipment (lbs)
Priority	1,179	1,245	(5%)		1,189	1,251	(5%)
Economy	1,141	1,010	13%		1,155	1,012	14%

Composite Weight Per LTL Shipment	1,167	1,176	(1%)		1,178	1,180	—
LTL Revenue/Shipment
Priority	$218.52	$228.62	(4%)		$220.90	$228.34	(3%)
Economy	263.47	265.46	(1%)		266.43	265.44	—

Composite LTL Revenue/Shipment	$232.60	$239.49	(3%)		$235.23	$239.32	(2%)
LTL Revenue/CWT
Priority	$18.53	$18.36	1%		$18.58	$18.25	2%
Economy	23.09	26.29	(12%)		23.07	26.24	(12%)

Composite LTL Revenue/CWT	$19.93	$20.37	(2%)		$19.97	$20.27	(1%)